UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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HRPT PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HRPT PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2007

To the shareholders of HRPT Properties Trust:

Notice is hereby given that the annual meeting of shareholders of HRPT Properties Trust, a Maryland real estate investment trust, will be held at 9:30 a.m. on Tuesday, May 15, 2007, at 400 Centre Street, Newton, Massachusetts, for the following purposes:

1.                To elect one trustee in Group III to our board.

2.                To consider and vote upon amendments to our declaration of trust that will change the required shareholder vote and manner of voting for certain actions and provide that the required shareholder vote necessary for the election of trustees or to take certain other actions shall be as set in our bylaws.

3.                To consider and vote upon amendments to our declaration of trust that will change the required shareholder vote for certain amendments to our declaration of trust, for certain business combinations or for termination of the trust.

4.                To consider and vote upon an amendment to our declaration of trust that, subject to an express provision in the terms of any class or series of shares of beneficial interest, would authorize our board to divide or combine the outstanding shares of any class or series of shares of beneficial interest without a shareholder vote.

5.                To consider and vote upon an amendment to our declaration of trust to explicitly provide that any shareholder that violates our declaration of trust or bylaws will indemnify and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts.

6.                To consider and vote upon an amendment to our declaration of trust that would permit our issuance of securities that are redeemable at the option of the holders.

7.                To consider and vote upon the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Items 1, 2, 3, 4, 5 or 6.

8.                To consider and act upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEE FOR TRUSTEE UNDER ITEM 1 AND “FOR” THE PROPOSALS IN ITEMS 2, 3, 4, 5, 6 and 7.

We encourage you to contact the firm assisting HRPT Properties Trust in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) [___-____]. Other shareholders may call Innisfree, toll free, at (888) [___-____].

Shareholders of record at the close of business on March 20, 2007, are entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

By Order of the Board,

JOHN C. POPEO, Secretary

Newton, Massachusetts
April    , 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING EXCEPT AS OTHERWISE DISCUSSED IN THE ACCOMPANYING PROXY STATEMENT. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SEND IN YOUR PROXY CARD TODAY.

HRPT PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, May 15, 2007

INTRODUCTION

A notice of the annual meeting of shareholders of HRPT Properties Trust, a Maryland real estate investment trust, or the company, is on the preceding page and a form of proxy solicited by our board of trustees, or our board, is enclosed. This proxy statement and the attached form of proxy are being first sent to shareholders on or about April __, 2007, together with a copy of our annual report to shareholders for the year ended December 31, 2006, including our audited financial statements.

The annual meeting record date is March 20, 2007. Only shareholders of record as of the close of business on March 20, 2007, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 211,056,590 common shares of beneficial interest, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. The holders of our outstanding common shares are entitled to one vote per common share.

A quorum of shareholders is required to take action at the meeting. The presence, in person or by proxy, of common shares entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum for the meeting. Failure of a quorum to be present at the meeting will necessitate adjournment of that meeting and will subject us to additional expense.

The affirmative vote of a majority of our common shares entitled to vote at the meeting is required for the election of the nominee for trustee described in Item 1 and for the approval of Items 2, 4 and 5. The affirmative vote of at least seventy-five percent (75%) of our common shares entitled to vote at the meeting is required for the approval of Items 3 and 6. The affirmative vote of a majority of all votes cast at the meeting at which a quorum is present is required for the approval of Item 7.

The individuals named as proxies on the enclosed proxy card will vote in accordance with your directions as indicated thereon if your proxy is received properly executed. If you properly execute your proxy card and give no voting instructions, your shares will be voted FOR the nominee for trustee under Item 1 and for the proposals in Items 2, 3, 4, 5, 6 and 7.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as “in street name”), you will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority under rules of the New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items. In the case of non-routine or contested items, the institution holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be “broker non-votes.”

Under the NYSE rules, each of Items 1 (election of trustee), 4 (amendment to declaration of trust to authorize trustees to effect share divisions or combinations without shareholder approval), 5 (amendment to declaration of trust concerning indemnification of the trust for breach of declaration of trust or bylaws), 6 (amendment to our declaration of trust to permit us to issue securities that are redeemable at the election of the holder) and 7 (adjournment or postponement of the meeting) are considered a routine item for which street name shares may be voted without specific instructions. If your street name holder of record signs and returns a proxy card on your behalf, but does not indicate how the common shares should be voted, the common shares represented on the proxy card will be voted FOR the nominee for trustee under Item 1 and FOR Items 4, 5, 6 and 7.

The approval of the amendments to our declaration of trust described in each of Items 2 and 3 (amendments to declaration of trust concerning the required shareholder vote necessary for the election of trustees or to take certain actions) is considered non-routine items for which street name holders of record may not vote your shares without specific instructions. If your street name holder of record signs and returns a proxy card on your behalf, but does not indicate how the common shares should be voted with respect to Item 2 or 3, your shares will not be voted for that Item.

Abstentions and shares not voted will have the same effect as votes AGAINST the nominee for trustee under Item 1 and AGAINST Items 2, 3, 4, 5 and 6. Abstentions and shares not voted as to Item 7 will have no effect because they are not considered votes cast at the meeting.

If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting but we will not deliver another notice of the meeting unless it is to be held after July 18, 2007. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy card to be signed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call Collect at (212) [___-____]
Other Shareholders Call Toll Free at (888) [___-____]

A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting his or her common shares in person.

Our website address is included several times in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Item 1.                        Election of one trustee in Group III to our board.

The number of our trustees is currently fixed at five, and our board is currently divided into three groups, with two trustees in Group I, two trustees in Group II and one trustee in Group III. Trustees in each group are elected for three year terms and serve until their successors are elected and qualify.

Our current trustees are Barry M. Portnoy and Frederick N. Zeytoonjian in Group I with a term of office expiring at our 2008 annual meeting of shareholders, William A. Lamkin and Adam D. Portnoy in Group II with a term of office expiring at our 2009 annual meeting of shareholders, and Patrick F. Donelan in Group III with a term of office expiring at the meeting to which this proxy statement relates.

Biographical information relating to our trustees and other information relating to our board of trustees appears below in this proxy statement. As more fully discussed below, Messrs. Donelan, Lamkin and Zeytoonjian are our independent trustees.

Pursuant to a recommendation of our nominating and governance committee, our board has nominated Mr. Donelan for election as the Group III trustee. The term of the Group III trustee elected at the meeting will expire at our 2010 annual meeting of shareholders. The persons named in the enclosed proxy intend to exercise properly executed and delivered proxies FOR the election of Mr. Donelan, except to the extent that proxy cards indicate that the votes should be withheld for the nominee.

Mr. Donelan has agreed to serve as trustee if elected. However, if Mr. Donelan becomes unable or unwilling to accept election to our board, the proxies will be voted for a substitute nominee designated by our present board.

The board recommends a vote FOR the election of Mr. Donelan as Group III trustee.

Item 2.                        Approval of amendments to our declaration of trust that will change the required shareholder vote and manner of voting for certain actions and provide that the required shareholder vote necessary for the election of trustees or to take certain other actions shall be as set in our bylaws.

Our declaration of trust currently provides that election of a member of our board requires the affirmative vote of a majority of our common shares entitled to vote at the applicable meeting. It specifies that the voting percentage for removal of trustees by shareholders is the affirmative vote of two-thirds of our shares entitled to vote on that matter at the applicable meeting, and also specifies voting percentages for certain other actions, some of which are the subject of Item 3 below.

Under currently applicable NYSE rules, non-contested elections of trustees and various other items are classified as routine items for which NYSE member brokers have the authority to vote in their own discretion in the absence of instructions from the beneficial owners of voting shares held in street name. The nomination of Mr. Donelan for election as a trustee, which is the subject of Item 1 above, and Items 4, 5, 6 and 7 are considered routine matters.

The NYSE has proposed a rule that would eliminate the ability of NYSE member brokers to vote in their own discretion on the election of board members in the absence of instructions from beneficial owners. Under the proposed rule, non-contested board elections would become non-routine matters, making it harder for nominees who are favored by a majority of shares actually voted to be elected if the required vote for election remains a majority of outstanding shares entitled to vote. If approved by the SEC, the NYSE rule would likely take effect in the beginning of 2008. If this rule is adopted it may become difficult and expensive for public companies to obtain the required votes for election of trustees and directors in uncontested elections and for other routine matters. This expense may be especially burdensome for companies like us who have a large number of shareholders who individually own few shares. Also, during the past few years, the number of proposals presented to publicly owned companies’ shareholder meetings related to matters which may be detrimental to the companies’ businesses seem to have increased.

In order to enhance our flexibility to respond to possible changes in applicable rules and to the increasing number of shareholder proposals which may be detrimental to our business, our board has proposed to amend our declaration of trust to provide that the shareholders’ vote necessary to elect a trustee or take other actions shall be set in our bylaws, except in certain cases where the Maryland real estate investment trust law requires that provisions of this nature be in a declaration of trust to be effective. We believe that providing for voting rules in our bylaws, rather than our declaration of trust, is more typical of modern governance provisions for Maryland real estate investment trusts, and, if adopted, would permit our board to consider and establish voting rules which are from time to time appropriate.

The proposed amendments would provide that, subject to the express provisions of any class or series of our shares of beneficial interest at the time outstanding, the vote of holders of shares required to elect a trustee or with respect to any proposal as to which the required vote is not specified in the declaration of trust or applicable provisions of law (including removals of trustees) and which may be properly considered by shareholders may be specified from time to time in our bylaws.

If these amendments are adopted, our board currently intends to amend our bylaws as follows:

•       with regard to election of a trustee, except as may be mandated by applicable law or the listing requirements of the principal exchange on which our common shares are traded:

•        for an uncontested election, the vote required for election will be a plurality of the votes cast at the meeting, and

•        for a contested election, the vote required for election will be a majority of the shares entitled to vote at the meeting;

•       with regard to all other matters which may be properly considered by shareholders, except as may be mandated by applicable law, by the listing requirements of the principal exchange on which our common shares are traded or by a specific provision of our declaration of trust:

•        for a matter which is approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, the vote required will be a majority of the votes cast at the meeting, and

•        for a matter which is not approved by at least 75% of our trustees then in office, including 75% of our independent trustees, the vote required will be 75% of our shares entitled to vote at the meeting;

in each such case subject to any express provision in the terms of any class or series of our shares of beneficial interest.

The effect of these amendments and the proposed bylaw changes will be to reduce the number of voting shares required to elect a trustee in uncontested elections and to reduce the number of voting shares required to take certain actions when the action is approved by 75% of our trustees including our independent trustees; but this amendment and the proposed bylaw changes will also increase the number of voting shares required to take certain actions which are not so approved by our trustees.

Maryland law currently provides that a merger, as to which our shareholders are entitled to vote requires the affirmative vote of two-thirds of our shares entitled to vote on that matter at the applicable meeting, unless our declaration specifies a different proportion, which may not be less than a majority of our shares entitled to vote on that matter at the applicable meeting. Our declaration of trust does not currently specify a different percentage, except for transactions covered by  the business combinations provisions of our declaration. Under those provisions, certain business combinations with certain related parties in certain circumstances require the affirmative vote of 75% of our shares entitled to vote. The amendments discussed under Item 3 below include a proposal which would have the effect of providing that the shareholder vote required to approve such a business combination with certain related parties will be the same as for a comparable business combination with a third party.

Under the proposed amendments to our declaration of trust, subject to the express provisions of any class or series of our shares of beneficial interest at the time outstanding and to applicable provisions of law, the shareholders vote required for approval of a merger or consolidation involving us or the sale or other disposition of substantially all of our assets, if a shareholders vote is required by applicable law at the time of the meeting, would be as follows:

•       if such merger, consolidation, sale or other disposition has been approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, the lesser, as permitted by applicable law, of (x) a majority of the votes cast at the meeting, or (y) a majority of shares entitled to vote at the meeting; and

•       if such merger, consolidation, sale or other disposition has not been approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, 75% of our shares entitled to vote at the meeting.

This provision is intended to have the same practical effect as amendments to our declaration of trust and bylaws described above, but is proposed as a separate provision in our declaration of trust in light of the provisions of Maryland law requiring that voting provisions regarding mergers, consolidations and sales or other dispositions of substantially all of our assets be in our declaration of trust rather than our bylaws.

Also to more fully implement these amendments described in this Item 2, we are also proposing a change to our declaration of trust to provide that shareholders may not act by written consent in lieu of a meeting. Our declaration of trust currently permits written consents in lieu of a meeting, except for when voting at a meeting is required in connection with termination of the trust, amendments to the declaration of trust or transfer of the assets of the trust to a successor. Our board has determined that shareholder voting at a meeting is the more appropriate procedure for any actions by shareholders.

We believe these amendments and the proposed bylaw changes, if adopted, may reduce the costs of future proxy solicitations for uncontested elections and for matters subject to shareholders’ votes which are approved by our board. These amendments and the proposed bylaw changes, if adopted, will also enhance the power of our board to screen proposals to determine whether proposals are in our best interest. This screening and the increased number of voting shares required for adoption of proposals not approved by our board may discourage proposals which our board determines are not in our best interest and thus avoid the costs of future proxy contests.

These proposed amendments to our declaration of trust will enable our board to amend certain shareholder voting requirements by amending our bylaws without a future vote by shareholders. We believe this flexibility is desirable to respond to regulatory changes which may be adopted from time to time or to changes in the number and types of proposals which may be presented for shareholders’ votes. However, it is also possible that one effect of these amendments is that our board, in certain circumstances, may make changes to our bylaws affecting shareholders’ votes which could delay or prevent a change of control of our company. Similarly, the removal of the right to act by written consent could make it more difficult for shareholders to vote on items not properly presented at a meeting of shareholders.

The proposed amendments to our declaration of trust described in this Item 2 and the intended bylaw amendments will not be applicable to the election of Mr. Donelan as a trustee or the other Items described in this proxy statement.

The text of the proposed amendments described in this Item 2 is attached at Appendix A to this proxy statement.

The board recommends a vote FOR Item 2.

Item 3.                        Approval of amendments to our declaration of trust that will change the required shareholder vote for certain amendments to our declaration of trust, for certain business combinations or for termination of the trust.

Our declaration of trust currently provides for various voting majorities for actions by shareholders. Some of the voting percentages specified in the declaration of trust are:

•       for (a) certain changes to the declaration of trust relating to (i) the number, term of office or qualification of our trustees, (ii) investment policies and distributions, (iii) certain restrictions on transfer and ownership of our shares, (iv) special voting rights for certain business combinations, and (v) the provisions which govern amendments to the declaration of trust the affirmative vote of 75% of our shares entitled to vote on that matter at the applicable meeting and (b) termination of our trust, the affirmative vote of two-thirds of our shares entitled to vote on that matter at the applicable meeting;

•       for changes to the declaration of trust not referred to in the preceding item (with certain exceptions and excluding changes which are permitted to be authorized by our board without approval of our shareholders), the affirmative vote of a majority of our shares entitled to vote on that matter at the applicable meeting.

For the reasons similar to those discussed with respect to Item 2 above, our board has proposed amendments to change the voting requirements for the matters described above in this Item 3. The proposed amendments would provide that the shareholder vote required to approve certain business combinations with certain related parties would be the same as the vote required to approve a comparable business combination with a third party, and that subject to the express provisions of any class or series of our shares of beneficial interest at the time outstanding and to applicable provisions of law, the shareholders vote required for approval of any changes to our declaration of trust, except those described below, and a vote of shareholders to terminate the trust, shall be as follows:

•       if such change or termination has been approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, the lesser, as permitted by applicable law, of (x) a majority of the votes cast at the meeting, or (y) a majority of shares entitled to vote at the meeting; and

•       if such change or termination has not been approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, 75% of our shares entitled to vote at the meeting.

The effect of these amendments will be to reduce the number of voting shares required for amendments, for certain business combinations and for termination of the trust when the action is approved by 75% of our trustees including our independent trustees, but this amendment will also increase the number of voting shares required for certain amendments which are not so approved by our trustees.

These amendments are intended to have similar effect and benefits as the amendment and bylaw amendments described in Item 2 above. However, it is also possible that an effect of these amendments may be to delay or prevent a change of control of our company. These amendments have been proposed as a separate item from the amendments described in Item 2 above because the vote required for adoption of these amendments is 75% of outstanding shares while the vote required for the adoption of the amendments proposed in Item 2 is a majority of outstanding shares.

The proposed amendments to our declaration of trust described in this Item 3 will not be applicable to the Items described in this proxy statement. The proposed change will not affect amendments to provisions of the declaration of trust which govern the personal liability of our shareholders, trustees, officers, employees and agents or the prohibition of assessments upon shareholders or amendments to the provisions regarding business combinations.

The text of the proposed amendments described in this Item 3 is attached at Appendix B to this proxy statement.

The board recommends a vote FOR Item 3.

Item 4.                        Approval of an amendment to our declaration of trust that, subject to an express provision in the terms of any class or series of shares of beneficial interest, would authorize our board to divide or combine the outstanding shares of any class or series of shares of beneficial interest without a shareholder vote.

Presently, our board is authorized without shareholder approval to declare and pay dividends or distributions to our shareholders payable in our common shares. For shareholders, such a distribution has the effect of a share split. For example, after a one for one share distribution, a shareholder would own two common shares for each common share previously held. Another method to accomplish the same goal, but without affecting our aggregate stated capital, would be to divide our shares in an actual share split. That currently would require an approval of our shareholders. A share combination is, in effect, a reverse share split. For example, after a one for two combination, a shareholder would own one common share for every two common shares previously owned. Under our declaration of trust, a share combination currently requires approval of our shareholders.

We are proposing an amendment that would allow our board, without shareholder approval, to divide or combine our shares, to the extent permitted by Maryland law. The amendment would not permit our board to override an express provision of the terms of any then outstanding class or series of our shares; for example, the terms of a series of preferred shares that require the approval of the holders of that series for a division or combination of those shares.

Share splits and combinations can be beneficial to shareholders depending on market conditions. In a circumstance where a company’s stock is trading at a price that is higher than comparable companies’ stock price ranges, a share dividend or stock split may reduce the trading price. Conversely, a company which is trading on a per share basis at a trading price which is low relative to comparable companies’ stock price ranges may implement a reverse stock split in order to increase its share trading price. By adjusting the total number of outstanding shares and diluting (in the case of a split) or concentrating (in the case of a combination) the amount of our company’s value represented by each share, our share price may be adjusted so that our company’s shares trade in ranges closer to comparable companies, promoting trading liquidity and comparisons of performance relative to comparable companies.

We have no present intention to effect a share division or combination. However, our board believes that this amendment will enhance our board’s flexibility and efficiency in responding to market conditions or circumstances in which our board believes that a division or combination is appropriate and provide the same flexibility our board currently has to effect the equivalent of a share split by declaration of a dividend payable in shares. Obtaining shareholder consent for a split or combination may involve substantial time and expense, including the expense of preparing and circulating a proxy statement, soliciting the requisite shareholder vote and conducting a shareholder meeting.

The text of the proposed amendment described in this Item 4 is attached at Appendix C to this proxy statement.

The board recommends a vote FOR Item 4.

Item 5.                        Approval of an amendment to our declaration of trust to explicitly provide that any shareholder that violates our declaration of trust or bylaws will indemnify and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts.

Recently, one of the funds managed by RMR Advisors, Inc., or RMR Advisors, which is an affiliate of our manager, Reit Management & Research LLC, or RMR, experienced substantial cost and expense through the willful failure of a shareholder to abide by that fund’s limitation on share ownership. Our board believes that similar restrictions in our declaration of trust provide a meaningful benefit to our company. In view of our affiliates recent experience and although we believe we could currently seek reimbursement from any shareholder that violates our declaration of trust or bylaws for costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, our board has determined that it would be preferable to make a violating shareholder’s obligation to reimburse such costs and expenses explicit in a new provision to be added by amendment to our declaration of trust. To the extent that the amendment in this Item 5 increases the effectiveness of the restrictions on transfer and ownership of shares, it could have the effect of delaying or preventing a change of control.

The proposed amendment is not the result of our knowledge of any current violation by a shareholder of our declaration of trust or bylaws or of our knowledge of any specific effort to accumulate our shares or to obtain control of us.

The text of the proposed amendment described in this Item 5 is attached at Appendix D to this proxy statement.

The board recommends a vote FOR Item 5.

Item 6.                        Approval of an amendment to our declaration of trust that would permit us to issue securities which are redeemable at the option of the holders.

Presently, our declaration of trust includes a provision which prohibits us from issuing securities which are redeemable at the holders’ option. This provision was adopted as a part of our original declaration of trust in 1986 in order to comply with certain regulatory requirements which no longer apply to us. The proposed amendment would eliminate this prohibition. If approved, we would be permitted, but not obligated, to issue redeemable securities, for example debt, which entitle the holder, at its election, to require redemption at specified times or upon the occurrence of specified circumstances (such as a change of control).

We believe securities which are redeemable at the option of the holder, either absolutely or contingently, are now common in the capital markets. Our board believes that this amendment will enhance our flexibility and efficiency in offering securities that include the terms expected by investors and thus that permit us to acquire capital at a lower cost and otherwise on terms which are in our best interests and the best interests of our shareholders. In the past our board has considered, but we do not currently have any plans to issue, redeemable securities.

The text of the proposed amendment described in this Item 6 is attached at Appendix E to this proxy statement.

The board recommends a vote FOR Item 6.

Item 7.                        Approval of the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Items 1, 2, 3, 4, 5 or 6.

We are submitting Item 7 for consideration at the meeting to authorize the named proxies to approve one or more adjournments or postponements of the meeting if there are insufficient votes to elect a trustee as proposed in Item 1 or to approve Items 2, 3, 4, 5 or 6. Item 7 relates only to an adjournment or postponement of the meeting for purposes of soliciting additional proxies to obtain the requisite shareholder votes to approve any of Items 1, 2, 3, 4, 5 or 6. We retain full authority to adjourn or postpone the meeting for any other purpose, including absence of a quorum, without the consent of shareholders.

The board recommends a vote FOR Item 7.

SOLICITATION OF PROXIES

We are paying the cost of this solicitation, including the preparation, printing and mailing of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common shares and obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement for out of pocket expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

TRUSTEES AND EXECUTIVE OFFICERS

The following are the ages and recent principal occupations as of March 20, 2007, of our trustees and our executive officers:

Trustee Nominee for a Term Expiring In 2010

PATRICK F. DONELAN, Age: 64

Mr. Donelan has been one of our trustees since 1998. Mr. Donelan has been principally employed as a private investor since December 2003. Mr. Donelan was the Non-Executive Chairman and member of the advisory board until December 2003, and was Chief Executive Officer through December 2002, of eSecLending (Europe) Ltd, a London based privately owned company in the business of managing securities lending programs for institutional owners of publicly owned securities. Prior to its acquisition by Dresdner Bank in 1995, Mr. Donelan was Chairman of Kleinwort Benson (North America) Inc., the U.S. based subsidiary of Kleinwort Benson Limited, a United Kingdom based bank. At the time of his retirement in 2001, he was a Managing Director at Dresdner Kleinwort Wasserstein, the U.K. subsidiary of Dresdner Bank of Germany. Mr. Donelan has also been an independent director of TravelCenters of America, LLC, or TA, since January 2007. Mr. Donelan is a Group III trustee and if elected at the meeting will serve until our 2010 annual meeting of shareholders.

Continuing Trustees

WILLIAM A. LAMKIN, Age: 47

Mr. Lamkin has been one of our trustees since 2006. Mr. Lamkin has been a partner in Ackrell Capital LLC, a San Francisco based investment bank, since November 2003, and a partner in Ackrell & Company LLC, a San Francisco based investment advisory firm, since October 2002. From December 2001 until October 2002, Mr. Lamkin served as a financial consultant to companies in the technology sector. Prior to December 2001, he was a Senior Vice President in the investment banking division of ABN AMRO, Incorporated and at Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Lamkin has also been an independent trustee of Hospitality Properties Trust, or HPT, since January 2007. Mr. Lamkin is a Group II trustee and will serve until our 2009 annual meeting of shareholders.

ADAM D. PORTNOY, Age: 36

Mr. Portnoy has been one of our managing trustees since 2006. Mr. Portnoy has been a managing trustee of HPT since January 2007. He was our Executive Vice President from 2003 through 2006. Mr. Portnoy has been an executive officer of RMR since September 2003 and currently is the President, Chief Executive Officer and a director of RMR. Additionally, Mr. Portnoy is the minority owner of RMR and of RMR Advisors, a registered investment adviser. Mr. Portnoy has been a Vice President of RMR Advisors since 2004, and has also been a Vice President of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund and RMR Asia Pacific Real Estate Fund since 2004, 2004, 2004, 2005 and 2006, respectively. Mr. Portnoy served as an Investment Officer at the International Finance Corp., a member of the World Bank Group, from 2001 to July 2003. Mr. Adam Portnoy is the son of Barry Portnoy, our other managing trustee. Mr. Adam Portnoy is a Group II trustee and will serve until our 2009 annual meeting of shareholders.

BARRY M. PORTNOY, Age: 61

Mr. Portnoy has been one of our managing trustees since 1986. Mr. Portnoy has been a managing trustee of HPT and of Senior Housing Properties Trust, or SNH, since 1995 and 1999, respectively, and a managing director of Five Star Quality Care, Inc., or Five Star, and of TA since 2001 and 2006, respectively. Mr. Portnoy is the majority beneficial owner of RMR and of RMR Advisors. Mr. Portnoy has been the chairman of RMR since 1986, and a director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been a managing trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund and RMR Asia Pacific Real Estate Fund since 2003, 2004, 2004, 2005 and 2006, respectively. Mr. Portnoy is a Group I trustee and will serve until our 2008 annual meeting of shareholders.

FREDERICK N. ZEYTOONJIAN, Age: 71

Mr. Zeytoonjian has been one of our trustees since 1999. Mr. Zeytoonjian is the founder and has been Chairman and Chief Executive Officer of Turf Products Corporation, one of the largest distributors of lawn care equipment in the United States, for over five years. Mr. Zeytoonjian has been a trustee of SNH since 2003. Mr. Zeytoonjian is a Group I trustee and will serve until our 2008 annual meeting of shareholders.

Executive Officers

JOHN A. MANNIX, Age: 51

Mr. Mannix has been our President and Chief Operating Officer since 1999. Mr. Mannix has also been a Senior Vice President of RMR since 2006 and was Vice President prior to that time, and has served in various capacities with RMR and its affiliates for over five years. Mr. Mannix is a member of the Urban Land Institute and the Greater Boston Real Estate Board’s Real Estate Finance Association.

JOHN C. POPEO, Age: 46

Mr. Popeo has been our Treasurer, Chief Financial Officer and Secretary since 1999. Mr. Popeo has also been a Senior Vice President of RMR since 2006 and was Vice President prior to that time, and has served in various capacities with RMR and its affiliates for over five years. Mr. Popeo is a certified public accountant.

DAVID M. LEPORE, Age: 46

Mr. Lepore has been one of our Senior Vice Presidents since 1998 and is primarily responsible for building operations and acquisition diligence. Mr. Lepore has also been a Senior Vice President of RMR since 2006 and was Vice President prior to that time, and has served in various capacities with RMR and its affiliates for over five years. Mr. Lepore is a member of the Building Owners and Managers Association, the National Association of Industrial and Office Properties and is a certified real property administrator.

JENNIFER B. CLARK, Age: 45

Ms. Clark has been one of our Senior Vice Presidents and has also been a Senior Vice President of RMR since 2006 and was Vice President prior to that time, and has been employed by RMR since 1999. Ms. Clark is primarily responsible for leasing our properties and tenant relations.

Except as noted with regard to Mr. Barry Portnoy and Mr. Adam Portnoy, there are no family relationships among any of our trustees or executive officers. Our executive officers serve at the discretion of our board.

BOARD OF TRUSTEES

Our business is conducted under the general direction of our board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on October 9, 1986.

Three of our current trustees, Patrick F. Donelan, William A. Lamkin and Frederick N. Zeytoonjian are our independent trustees within the meaning of our declaration of trust and bylaws; that is, trustees who do not perform any services for us except as trustees, are not involved in our day to day activities and are not employed by RMR, our manager, or otherwise affiliated or have a material business relationship with us, RMR or any other person or entity that holds in excess of 9.8% of our issued and outstanding common shares. Our board is comprised of a majority of trustees who also qualify as independent trustees pursuant to the corporate governance standards for companies listed on the NYSE.

In determining independence pursuant to NYSE standards, each year our board affirmatively determines whether trustees have a direct or indirect material relationship with us, including our subsidiaries. When assessing a trustee’s relationship with us, our board considers all relevant facts and circumstances, not merely from the trustee’s standpoint, but from that of the persons or organizations with which the trustee has an affiliation. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships.

Our board has determined that Messrs. Donelan, Lamkin and Zeytoonjian currently qualify as independent under NYSE rules. In making that determination with respect to Mr. Donelan, our board considered Mr. Donelan’s past employment with Dresdner Kleinwort Wasserstein, an affiliate of which he was the agent and a lender under our previous revolving bank credit facility. Such former relationship ended over five years ago and was with very large companies for which we did not account for a material amount of revenues. Our board also considered each of these three trustees’ service in other enterprises and on the boards of other publicly traded companies managed by RMR and its affiliates. Our board has concluded that none of these trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a trustee or that could otherwise be a direct or indirect material relationship under NYSE standards.

During 2006, our board held seven meetings, our audit committee held nine meetings, our compensation committee held two meetings, and our nominating and governance committee held three meetings. During 2006, each trustee attended 75% or more of the total number of meetings of our board and any committee of which he was a member during the time in which he served on our board or such committee. All of our trustees attended last year’s annual meeting of shareholders.

Pursuant to our governance guidelines, our independent trustees, who constitute our non-management trustees, meet at least once each year without management. The presiding trustee at these meetings is the chair of our audit committee, unless the independent trustees in attendance select another independent trustee to preside.

BOARD COMMITTEES

We have an audit committee, a compensation committee and a nominating and governance committee, each of which has a written charter. Each of the above committees is comprised of Messrs. Donelan, Lamkin and Zeytoonjian, who are independent under applicable NYSE listing standards and each committee’s respective charter.

The primary function of our audit committee is to select our independent registered public accounting firm and to assist our board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; and (4) the performance of our internal audit function. Our board has determined that Mr. Lamkin is our audit committee financial expert and is “independent” as defined by the rules of the Securities and Exchange Commission, or SEC, and the NYSE. Our board’s determination that Mr. Lamkin is a financial expert was based upon: (i) his current position as partner of Ackrell Capital LLC, an investment advisory firm; and (ii) his prior experience (a) as a financial consultant, (b) as a Senior Vice President in the investment banking division of ABN AMRO, Incorporated and (c) in various investment banking positions with Donaldson, Lufkin & Jenrette,

PaineWebber and Kidder, Peabody, where he worked with the Real Estate Investment Banking Group and the Project Lease Finance Group.

Our compensation committee’s primary responsibilities include: (1) reviewing at least annually the performance of RMR under its contract with us and making determinations regarding continuance of the contract; (2) evaluating the performance of our President; (3) reviewing the performance of our director of internal audit and determining the compensation payable to him; and (4) evaluating, approving and administering all our equity compensation plans. The compensation committee is delegated the powers of the board necessary to carry out these responsibilities. For information on the compensation committee’s processes and procedures for determining executive and trustee compensation, see the section entitled “Compensation Discussion and Analysis” and “Compensation Tables” below.

The responsibilities of our nominating and governance committee include: (1) identification of individuals qualified to become members of our board and recommending to our board the trustee nominees for each annual meeting of shareholders or when vacancies occur; (2) development, and recommendation to our board, of a set of governance principles; and (3) evaluation of the performance of our board.

The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee’s charter.

Our policy with respect to board members’ attendance at our annual meetings of shareholders can be found in our governance guidelines, the full text of which appears at our website at www.hrpreit.com. In addition to our governance guidelines, copies of the charters of our audit, compensation and nominating and governance committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge by writing to our Secretary, HRPT Properties Trust, 400 Centre Street, Newton, MA  02458 or at our website, www.hrpreit.com.

COMMUNICATIONS WITH TRUSTEES

Any shareholder or other interested person who desires to communicate with our independent trustees or any other trustees, individually or as a group, may do so by filling out a report at our website (www.hrpreit.com), by calling our toll free confidential message system at (866) 511-5038, or by writing to the party for whom the communication is intended, care of our director of internal audit, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458. Our director of internal audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND PROPOSALS

Our board has established governance guidelines which, among other matters, set forth the qualifications for service on our board. These guidelines may be changed from time to time by our board upon the recommendation of our nominating and governance committee. Our board makes nominations of persons to be elected by shareholders as trustees. Our board also elects trustees to fill board vacancies which may occur from time to time. In both these circumstances, our board will act upon recommendations made by our nominating and governance committee.

It is the policy of our nominating and governance committee to consider candidates for election as trustees who are recommended by our shareholders pursuant to the procedures set forth below.

If a shareholder who is entitled to do so under our bylaws desires to recommend an individual for membership on the board, then that shareholder must provide a written notice to the chair of the nominating and governance committee and to our Secretary, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458. In order for a recommendation to be considered by the nominating and governance committee, this notice must be received within the 30 day period ending on the last date on which shareholders may give timely notice for trustee nominations under our bylaws and applicable state and federal law, and must contain, at a minimum, the following:

(A)  as to each person whom the shareholder proposes to recommend for election or reelection as a trustee,

(1)   such person’s name, age, business address and residence address,

(2)   the class, series and number of our shares of beneficial interest that are beneficially owned or owned of record by such person,

(3)   the date such shares were acquired and the investment intent of such acquisition,

(4)   the record of all purchases and sales of our securities by such person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, and

(5)   all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to the SEC’s proxy rules, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

(B)  as to the shareholder giving the notice and any shareholder associated person (defined below), the class, series and number of our shares which are owned of record by such shareholder and by such shareholder associated person, if any, and the class, series and number of, and the nominee holder for, shares owned beneficially but not of record by such shareholder and by any such shareholder associated person;

(C)  as to the shareholder giving the notice and any shareholder associated person, their names and addresses, as they appear on our share ledger and current names and addresses, if different;

(D)  as to the shareholder giving the notice and any shareholder associated person, the record of all purchases and sales of our securities by such shareholder or shareholder associated person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

(E)  to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee on the date of such notice.

A “shareholder associated person” of any shareholder is (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of our shares of beneficial interest owned of record, or beneficially, by such shareholder and (3) any person controlling, controlled by or under common control with such shareholder or shareholder associated person.

Our board or our nominating and governance committee may request additional information about the shareholder nominee or about a recommending shareholder.

In considering candidates to serve as trustees, our nominating and governance committee seeks individuals who have qualities which the committee believes may be effective in serving our long term best interests. Among the characteristics which the committee considers are the following:  the quality of the candidate’s past services to the company, if any; the business and personal experience of the candidate and their relevance to our business; the reputation of the candidate for integrity; the reputation of the candidate for intelligence, sound judgment and the ability to understand complex financial issues and to make meaningful inquiries; the willingness and ability of the candidate to devote sufficient time to board business; the familiarity of the candidate with the responsibilities of service on the board of a publicly owned company; the status of the candidate as independent of management; and other matters that the nominating and governance committee deems appropriate. In seeking candidates for trustees who have not previously served as our trustees, the nominating and governance committee may use the business, professional and personal contacts of its members, it may accept recommendations from other board members, and, if it considers it appropriate, the nominating and governance committee may engage a professional search firm. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our nominating and governance committee.

To be eligible for consideration at our 2008 annual meeting, shareholder nominations of a candidate (or candidates) to be elected as a trustee (or trustees) must be received at our principal executive offices no earlier than                ,          and no later than                      ,         . Shareholder nominations must also be made in compliance with the informational requirements about the nominee and the nominating shareholder and otherwise as set forth in our bylaws. Shareholder nominations which are recommended by our nominating and governance committee and supported by our board will appear in our 2008 proxy statement. Shareholder nominations which are properly made in accordance with our bylaws but are not recommended by our nominating and governance committee or are not supported by our board will not appear in our 2008 proxy statement, but they may be considered at our annual meeting.

In 2006, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our board. We did not receive any shareholder recommendations or nominations for our board for the 2007 annual meeting, except the nominations made by our board which includes board members who are shareholders.

Under our bylaws and the rules and regulations of the SEC, to be eligible for inclusion in the proxy statement for our 2008 annual meeting, shareholder proposals other than nominations must be received at our principal executive offices no later than                    ,        , and must otherwise satisfy the conditions for inclusion established by our bylaws and the SEC. Proposals by shareholders, other than nominations intended for presentation at the 2008 annual meeting but not intended to be included in our proxy statement for that meeting, must be received at our principal executive office no earlier than                     ,         , and no later than                      ,         , and must meet all other requirements of our bylaws and of the SEC.

Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and proposals, may be obtained by writing to our Secretary, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview and Objectives

Our compensation policies are determined by the compensation committee of our board, which is comprised of only independent trustees. We do not have any employees. Services that otherwise would be provided by employees are provided under contract by our manager, RMR. Except for the grants of shares under our Incentive Share Award Plan discussed below, we do not pay our executive officers salaries or bonuses or provide other compensatory benefits. Our payments to RMR are described in “Related Person Transactions and Company Review of Such Transactions.”

We have adopted our Incentive Share Award Plan to foster a continuing identity of interest between management and our shareholders and to provide incentive equity awards to our executive officers and others who perform duties on our behalf. Under its charter, our compensation committee evaluates, approves and administers share awards under our Incentive Share Award Plan. In implementing this plan, the committee has to date determined to use grants of restricted common shares rather than stock options. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than our performance, we believe a conventional stock option plan might not provide appropriate incentives for management, but a stock grant plan would create a better identity of interests between management and other shareholders. In setting incentive share awards under that plan, our compensation committee considers multiple factors, including the following primary factors: (1) the amount and terms of the incentive shares previously granted to each recipient, (2) the amount of time spent, the complexity of the duties, and the value of services performed, by the particular recipient, and (3) the fair market value of the common shares granted. We determine the fair market value based upon the closing price of our common shares on the date of grant.

The committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages recipients of share awards to remain with RMR and continue to provide services to us. Prior to 2006, the committee generally imposed a vesting schedule on share awards under which one third of the shares vested immediately and the remaining shares vested in two equal annual installments on the first and second anniversaries of the date of grant. For the 2006 award grants, the committee determined to use a vesting schedule under which one fifth of the shares vested immediately and the remaining shares vested in four equal annual installments commencing on the first anniversary of the date of grant. The committee made this change to provide an incentive to provide services for a longer term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. As with other issued common shares, vested and unvested shares awarded under our Incentive Share Award Plan are entitled to distributions.

It is the committee’s current policy to consider share grants to executive officers annually in September. Prior to its consideration of share grants, the chair of our compensation committee meets with our managing trustees and the chairs of the compensation committees of the other public companies for which RMR provides services. The purpose of this meeting is, among other things, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations by our managing trustees concerning potential share grants. The chair then provides a report to our compensation committee of the information discussed at the meeting and makes recommendations for share grants. Our compensation committee discusses these recommendations in conjunction with comparative compensation data as well as any other information it deems relevant, and determines the amount of the share awards.

Because the schedule for consideration of share awards by our compensation committee and our board is determined several months in advance, the proximity of any grants to earnings announcements or other market events is coincidental.

We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our management with those of our shareholders. We believe that the equity compensation of our management is appropriate to the goal of providing shareholders dependable, long term returns.

COMPENSATION TABLES

The following tables provide (1) summary 2006 compensation information relating to our executive officers, (2) information with respect to incentive share awards made to or held by our executive officers during the periods or at the dates specified below, and (3) compensation information relating to our trustees.

Summary Compensation Table for 2006

(shares granted in 2006 and prior years, which vested in 2006)

Name and Principal Position	Year	Stock Awards ($) (1)	All Other Compensation ($)(2)	Total ($)
John A. Mannix	2006	$50,558	$1,680	$52,238
President and Chief Operating Officer
John C. Popeo	2006	$50,558	$1,680	$52,238
Treasurer, Chief Financial Officer and Secretary

(1)          Represents the value based upon the closing price on the date of grant in 2006 and prior years of shares vesting in 2006.

(2)          Consists of distributions during 2006 on share awards granted in 2006.

Grants of Plan Based Awards for 2006

(shares granted in 2006, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards (1)
John A. Mannix	9/20/06	8,000 Common Shares	$95,040
John C. Popeo	9/20/06	8,000 Common Shares	$95,040

(1)          Represents the value based upon the closing price on the date of grant.

Incentive share awards granted by us to executive officers in 2006 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event an executive officer granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our incentive share award plan are eligible to receive distributions on the same terms as our other holders of common shares.

Outstanding Equity Awards at Fiscal Year End for 2006

(shares granted in 2006 and prior years, which have not yet vested)

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
John A. Mannix	7,734	(2)	$95,515
John C. Popeo	7,734	(2)	$95,515

(1)          Represents the value based upon the final 2006 closing price of our shares.

(2)          These shares will vest as follows:  2,934 shares in September 2007; 1,600 shares in September 2008; 1,600 shares in September 2009; and 1,600 shares in September 2010.

Option Exercises and Stock Vested for 2006

(share grants, which vested in 2006, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
John A. Mannix	4,267	$50,292
John C. Popeo	4,267	$50,292

(1)          Represents the value based upon the closing price on the 2006 dates of vesting of grants made in 2006 and prior years.

Trustee Compensation for 2006

(2006 compensation; all share grants to trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Tjarda Clagett (3)	$2,000	—	—	$2,000
Patrick F. Donelan	$40,500	$24,458	$945	$65,903
William A. Lamkin	$33,500	$24,458	$945	$58,903
Gerard M. Martin (3)	—	—	—	—
Adam D. Portnoy (4)	—	$56,007	$945	$56,952
Barry M. Portnoy	—	$24,458	$945	$25,403
Frederick N. Zeytoonjian	$37,000	$24,458	$945	$62,403

(1)          Represents the value based upon the closing price on the date of grant.

(2)          Consists of distributions during 2006 on stock awards granted in 2006.

(3)          Messrs. Clagett and Martin served as trustees of the company through May 2006.

(4)          Mr. Adam Portnoy served as executive vice president of the Company from 2003 until May 2006.  The value of his stock awards shown above includes $24,458 for stock awarded to him in 2006 for his services as a trustee and $31,549 for stock awarded to him in prior years that vested in 2006.  At December 31, 2006, Mr. Adam Portnoy held 1,334 shares of stock, which had not yet vested, with a market value of $16,475 based on the final 2006 closing price of our shares.

Each independent trustee receives an annual fee of $25,000 for services as a trustee, plus a fee of $500 for each meeting attended. Up to two $500 fees are paid if a board meeting and one or more board committee meetings are held on the same date. The chairpersons of our audit committee, compensation committee and nominating and governance committee receive an additional $7,500, $3,500 and $3,500, respectively, each year. In addition, each trustee receives a grant of 2,250 of our common shares as part of his annual compensation. We generally reimburse all our trustees for travel expenses incurred in connection with their duties as trustees.

Each year, our board reviews the compensation paid to our trustees and determines both the amount of such compensation and the allocation of such compensation between equity based awards and cash. Our managing trustees do not receive any compensation for their services as trustees, other than common share grants.

Our board believes it is important to align the interests of trustees with those of our shareholders and for trustees to hold equity ownership positions in our company. Accordingly, our board believes that a portion of each trustee’s compensation should be paid in shares. In determining the amount and composition of such compensation, our board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry.

Compensation Committee Report

The undersigned members of the compensation committee have reviewed and discussed the Compensation Discussion and Analysis with the company’s management. Based upon this review and discussion, the compensation committee recommended to the board of trustees that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the company’s annual report on Form 10 K for the year ended December 31, 2006.

COMPENSATION COMMITTEE
Frederick N. Zeytoonjian, Chairman
Patrick F. Donelan
William A. Lamkin

Audit Committee Report

In the course of our oversight of the company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2006; (2) discussed with Ernst & Young LLP, the company’s independent registered public accounting firm, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees; (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the audit committee recommended to the board of trustees that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

AUDIT COMMITTEE
Patrick F. Donelan, Chairman
William A. Lamkin
Frederick N. Zeytoonjian

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common shares by each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares, and by each of our trustees and executive officers, individually and as a group, as of March 20, 2007. Unless otherwise indicated, each owner named below has sole voting and investment power for all common shares shown to be beneficially owned by that person or entity subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership(1)
Name and Address (2)	Number of Shares	Percent
Beneficial Owners of More Than 5% of Our Common Shares
Barclays Global Investors, N.A. (3)	10,556,679	5.0%
The Vanguard Group, Inc. (4)	12,426,665	5.9%
Trustees, Nominees for Trustee and Executive Officers
Jennifer B. Clark	24,691	*
Patrick F. Donelan	8,250	*
William A. Lamkin	2,250	*
David M. Lepore	25,000	*
John A. Mannix	42,218	*
John C. Popeo	27,000	*
Adam D. Portnoy (5)	1,061,399	*
Barry M. Portnoy (5)(6)	1,736,329	*
Frederick N. Zeytoonjian (5)(7)	28,250	*
All trustees, nominees and executive officers as a group (nine persons) (5)(6)(7)	1,955,387	*

*                    Less than 1% of our common shares.

(1)          Our declaration of trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares.

(2)          The address of each of our trustees and executive officers is c/o HRPT Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(3)          This information is as of December 31, 2006 and is based solely on a Schedule 13G filed with the SEC on January 23, 2007 by a filing group including Barclays Global Investors, NA. Based on the information provided in such Schedule 13G, the relevant members of the group, together with their respective addresses are: Barclays Global Investors, NA and Barclays Global Fund Advisors, each with an address of 45 Freemont Street, San Francisco, California 94105; Barclays Global Investors, Ltd., 1 Royal Mint Court, London EC3N 4HH England; Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited, each with an address of Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan. These entities report sole voting power over 7,034,194, 2,070,557, 235,110, 0 and 188,886 shares, respectively, and sole dispositive power over 8,060,956, 2,071,727, 235,110, 0 and 188,886 shares, respectively.

(4)          The information is as of December 31, 2006 and is based solely on a Schedule 13G filed with the SEC on February 14, 2007 by The Vanguard Group, Inc., or Vanguard. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard reports sole voting power over 90,608 shares and sole dispositive power over 12,426,665 shares. Additionally, the Schedule 13G states that Vanguard Fiduciary Trust Company, or VFTC, a wholly owned subsidiary of Vanguard, is the beneficial owner of 116,471 shares as a result of its serving as investment manager of collective trust accounts, and that VFTC directs the voting of these shares.

(5)          Includes 1,000,000 of our common shares owned by SNH. RMR is the manager of SNH, and Messrs. Barry Portnoy and Adam Portnoy own all of the outstanding shares of Reit Management & Research Trust, the sole member of RMR. RMR and Messrs. Barry Portnoy and Adam Portnoy may be deemed to have beneficial ownership of the common shares owned by SNH; however, each disclaims beneficial ownership of these shares. Under applicable regulatory definitions, Mr. Zeytoonjian, who is an independent trustee of SNH, may also be deemed to have beneficial ownership of SNH’s 1,000,000 common shares; however, Mr. Zeytoonjian disclaims beneficial ownership of such shares, which are not included in the number of shares beneficially owned by Mr. Zeytoonjian in this table.

(6)          Includes 625,148 common shares owned by a corporation of which Mr. Barry Portnoy is the sole shareholder.

(7)          Includes 8,000 common shares owned by Mr. Zeytoonjian’s wife. Mr. Zeytoonjian disclaims beneficial ownership of these shares.

Related Person Transactions and Company Review of Such Transactions

We have adopted written Governance Guidelines which address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we shall not enter into any transaction in which any trustee or executive officer or any member of the immediate family of any trustee or executive officer, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to the board and the board authorizes, approves or ratifies the transaction by the affirmative vote of a majority of the disinterested trustees, even if the disinterested trustees constitute less than a quorum. All related person transactions described below, including those which predated the adoption of our Governance Guidelines, were reviewed and approved by a majority of the disinterested trustees.

RMR originates and presents investment opportunities to our board and provides management and administrative services to us under an agreement. RMR is compensated at an annual rate equal to 0.7% of our average real estate investments, as defined, up to the first $250 million of such investments and 0.5% thereafter, plus an incentive fee based upon increases in funds from operations per common share, as defined, plus property management fees equal to 3.0% of gross rents and construction management fees equal to 5.0% of construction costs. The incentive fee to RMR is paid in our common shares. Aggregate fees earned by RMR during 2006 for services were $29.5 million for 2006. RMR also provides the internal audit function for us and for other publicly owned companies to which it provides management services. Our pro rata share of RMR’s costs in providing that function was $173,000 in 2006. Our audit committee appoints our director of internal audit and our compensation committee approves his salary and the allocated internal audit costs we pay. All transactions between us and RMR are approved by our compensation committee. Both our audit and compensation committees are 100% composed of trustees who are independent of RMR.

In 2006, we sold all 7.7 million SNH common shares and all 4.0 million HPT common shares we owned. We, along with SNH and HPT, were parties to underwriting agreements in connection with these sales. SNH and HPT did not receive any proceeds from our sale of their shares.

During 2006, we leased 3,000 square feet of office space to Five Star. Rent received under this lease totaled approximately $5,000 during 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our trustees, executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us or written representations that no such reports were required, we believe that, during 2006, all filing requirements applicable to our executive officers, trustees and greater than 10% shareholders were timely met.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee appointed Ernst & Young LLP as our independent registered public accounting firm for 2006. A representative of Ernst & Young LLP is expected to be present at our annual meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at our annual meeting.

The fees for services provided by Ernst & Young LLP to us in the last two fiscal years were as follows:

	2005	2006
Audit Fees	$727,350	$829,000
Audit Related Fees	135,000	32,000
Tax Fees	11,500	17,100
Subtotal	$873,850	$878,100
All Other Fees	—	—
Ernst & Young LLP Total Fees	$873,850	$878,100

Our audit committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our audit committee or the services are included within a category which has been pre-approved by our audit committee. The maximum charge for services is established by the audit committee when the specific engagement or the category of services is approved or pre-approved. In certain circumstances, management is required to notify the audit committee when pre-approved services are undertaken and the committee or its chairman may approve amendments or modifications to the engagement or the maximum fees. Our director of internal audit is responsible to report to our audit committee regarding compliance with these policies and procedures.

Our audit committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC rules. In other circumstances, our audit committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

All services for which we engaged our independent registered public accounting firm in 2005 and 2006 were approved by our audit committee. The total fees we paid to Ernst & Young LLP for services in 2005 and 2006 are set forth above. Audit related fees in 2005 and 2006 relate to services provided with respect to our leases and acquisitions. The tax fees in 2005 and 2006 were for services involved in reviewing our tax reporting. Our audit committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP’s providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

CERTAIN PROVISIONS OF OUR DECLARATION OF TRUST, BYLAWS AND MARYLAND LAW

As described above, some of the proposed amendments to our declaration of trust may be deemed to have an anti-takeover effect.  The proposed amendments are not the result of our management’s knowledge of any specific effort to accumulate our shares or to obtain control of us.  Nonetheless, we believe these amendments are important for the reasons set forth in each item describing the proposals.  Set forth below is a description of certain present provisions of our declaration of trust and bylaws and Maryland law, which may be deemed to have an anti-takeover effect.  You should carefully consider the following when deciding whether or not to vote for the approval of the proposed amendments:

•       We have a classified board of trustees.  Our board is divided into three classes of trustees serving staggered three-year terms.  There is no cumulative voting in the election of trustees.

•       Our declaration of trust requires compliance with certain procedures for shareholder to properly make a nomination for election to the board or to propose other business for us.  For further information on these procedures, see “Selection of Candidates for Trustees; Shareholder Recommendations, Nominations and Proposals.”

•       Our declaration of trust prohibits, with certain exceptions, any beneficial owner from directly or indirectly owning more than 9.8% in value of our outstanding total shares.

•       Our declaration of trust permits our board, without shareholder approval, to amend our declaration of trust at any time to increase or decrease the aggregate number of shares or the number of shares of any class that we have authority to issue.  Our declaration of trust further authorizes our board to cause us to issue our authorized shares and to reclassify any unissued preferred shares into other classes or series.

•       Our bylaws provide procedures limiting actions by shareholders by written consent.

•       Our bylaws provide that the bylaws may only be amended by resolution of trustees at a meeting of the trustees at which a quorum is present or by a written consent signed by a majority of the trustees.

•       Our bylaws contain a provision exempting from the control share statute of the Maryland General Corporation Law, or MGCL, any and all acquisitions by any person of our shares.  This provision may be amended or eliminated at any time in the future.  If such bylaw provision is amended, the control share acquisition provisions of the MGCL, which also applies to Maryland real estate investment trusts, provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter.  As a general matter, control shares are voting shares which, if aggregated with all other shares owned by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (1) one-tenth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more of all voting power.  In certain circumstances following a control share acquisition, we may redeem for fair value any or all of the control shares.

•       Our declaration of trust requires that business combinations between us and a beneficial holder of 10% or more of our outstanding shares (“interested shareholder”) be approved by the affirmative vote of the holders of at least 75% of the shares unless (1) our board by unanimous vote or written consent shall have expressly approved in advance the acquisition of the outstanding shares that caused the interested shareholder to become an interested shareholder or shall have approved the business combination prior to the interested shareholder involved in the business combination having become an interested shareholder; or (2) the business combination is solely between us and a 100% owned affiliate of us.  We are proposing to delete this provision as described in Item 2.

•       We have adopted a shareholders’ rights plan which provides for the distribution of one junior participating preferred share purchase right for each common share in certain circumstances.  Initially, the rights are attached to common shares. The rights will separate from the common shares upon a rights distribution date which is the earlier of (i) 10 business days following a public announcement by us that a person or group of persons has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person acquiring beneficial ownership of 10% or more of the outstanding common shares.  In certain circumstances, each holder of a right (other than rights that are or were held by certain beneficial owners of 10% or more of our common shares) will have the ability to exercise it for a number of common shares (or, in certain circumstances, other property) having a current market price equal to two times the exercise price of the right or to exchange their right for a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other record holders of our common shares may participate in the practice of “householding” proxy statements and annual reports. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement or annual report may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Investor Relations, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458, telephone (617) 332-3990. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

At this time, we know of no other matters which will be brought before our annual meeting. However, if other matters properly come before our annual meeting or any postponement or adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

By Order of the Board
JOHN C. POPEO, Secretary
Newton, Massachusetts
April , 2007

IMPORTANT

If your shares are held in your own name, please sign, date and return the enclosed proxy card today. If your shares are held in “street name,” you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please return the enclosed proxy card to your broker or bank and contact the person responsible for your account to ensure that a proxy card is voted on your behalf. If you have any questions or need assistance in voting your shares, please call the firm assisting the company in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call Collect at (212) [  -     ]
Other Shareholders Call Toll Free at (888) [  -     ]

APPENDIX A

SET FORTH BELOW ARE THE PROPOSED CHANGES TO SECTION 2.4 AND TO THE LAST TWO PARAGRAPHS OF SECTION 6.9 OF THE DECLARATION OF TRUST. WORDS THAT ARE IN BOLD AND DOUBLE UNDERLINED WILL BE ADDED AND WORDS THAT ARE CROSSED OUT WILL BE DELETED

[Changes to Section 2.4]

2.4   Vacancies.   If any or all the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though fewer than three (3)) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or by a majority of the remaining Trustees (or a majority of the remaining Independent Trustees, if any, if the vacant position was formerly held by an Independent Trustee or is required to be held by an Independent Trustee) or by vote of holders of Shares ~~representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon.~~ in accordance with Section 6.9. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.9. Any Trustee elected to fill a vacancy created by the resignation, removal or death of a former Trustee shall hold office for the unexpired term of such former Trustee.

[Changes to last two paragraphs of Section 6.9]

Except as otherwise clearly indicated in this Declaration ~~or the Bylaws~~, but subject to the provisions of any class or series of Shares at the time outstanding and to applicable provisions of Maryland law, whenever any action is to be taken by the Shareholders, it shall be authorized by the affirmative vote of the holders of ~~Shares representing a majority of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon.~~or percentage of Shares specified from time to time in the Bylaws. At all elections of Trustees, voting by Shareholders shall be conducted under the non-cumulative method and the election of Trustees shall be by the affirmative vote of the holders of ~~Shares representing a majority of~~ the ~~total~~ number ~~of votes~~or percentage of Shares specified from time to time in the Bylaws; provided that, except as otherwise specified in Section 6.15 (titled “Business Combinations”), the merger of the Trust with or into another entity, the consolidation of the Trust with one or more other entities into a new entity, the sale, lease, exchange or other transfer of all or substantially all of the trust property or the termination of the trust that otherwise requires the approval of shareholders shall be authorized ~~to be cast by shares then outstanding and entitled to vote thereon.~~by:

(a)   the lesser, as permitted by applicable law, of (x) the affirmative vote of a majority of the votes cast on the matter, or (y) the affirmative vote of a majority of holders of all Shares entitled to be cast on the matter, if such merger, consolidation, sale, lease, exchange or other transfer or termination shall first have been approved by vote of not fewer than seventy-five percent (75%) of the Trustees then in office, including not fewer than seventy-five percent (75%) of the Independent Trustees then in office; and

(b)   the affirmative vote of holders of Shares entitled to cast at least seventy-five percent (75%) of all the votes entitled to be cast on the matter if clause (a) above is not applicable to such merger, consolidation, sale, lease, exchange or other transfer.

Whenever Shareholders are required or permitted to take any action by a vote at a meeting of Shareholders ~~(unless a vote at a meeting is specifically required as in Sections 8.1, 8.3 and 8.5)~~, such action may not be taken except by such vote at such meeting of Shareholders and the Shareholders shall have no power or right to take any such action by executing ~~without a meeting by~~ written consents in lieu thereof ~~setting forth the action so taken, signed by the holders of a majority (or such higher percentage as may be specified elsewhere in this Declaration) of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon~~.

APPENDIX B

SET FORTH BELOW ARE THE PROPOSED CHANGES TO SECTIONS 6.15,  8.1 and 8.3 OF THE DECLARATION OF TRUST. WORDS THAT ARE IN BOLD AND DOUBLE UNDERLINED WILL BE ADDED AND WORDS THAT ARE CROSSED OUT WILL BE DELETED

6.15   Election With Respect to Certain Provisions of Maryland Law. The Trust elects not to be governed by the provisions of Subtitle 6 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland

~~Special Voting Requirements for Certain Business Combinations .~~

~~(a)   The affirmative vote of the holders of not less than 75% of the Shares then outstanding and entitled to vote thereon shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) of the Trust with any “Related Person” (as hereinafter defined). However, such 75% voting requirement shall not be applicable if: (1) the Board of Trustees by unanimous vote or written consent shall have expressly approved in advance the acquisition of the outstanding Shares of the Trust that caused the Related Person to become a Related Person or shall have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person; or (2) the Business Combination is solely between the Trust and another limited partnership, partnership, trust or corporation, 100% of the voting securities of which is owned directly or indirectly by the Trust.~~

~~(b)   For purposes of this Section 6.15:~~

~~(i)   The term “Business Combination” shall mean (a) any merger or consolidation of the Trust with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets of the Trust (including without limitation any voting securities of a subsidiary) to a Related Person, (c) any merger or consolidation of a Related Person with or into the Trust, (d) any sale, lease, exchange, transfer or other disposition of assets of a Related Person to the Trust having a book value equal to more than 10% of the Invested Assets of the Trust as of the end of the Trust’s most recent fiscal year ending prior to the time the determination is made, (e) the issuance of any Securities (other than by way of pro rata distribution to all Shareholders) of the Trust to a Related Person, and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.~~

~~(ii)   The term “Related Person” shall mean and include any individual, corporation, partnership, limited partnership or other person or entity other than the Advisor or any wholly owned subsidiary of the Advisor which, together with its “affiliates” and “associates” (as defined as of September 1, 1986, in Rule 12b-2 under the Securities Exchange Act of (iii) “beneficially owns” (as defined as of September 1, 1986, in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 10% or more of the outstanding Shares of the Trust.~~

~~(iii)   The term “Substantial Part” shall mean an amount equal to more than 10% of the Invested Assets of the Trust as of the end of its most recent fiscal year ending prior to the time the determination is being made.~~

~~(iv)   Without limitation, any Shares that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.~~

(~~c)   The Trust elects not to be governed by the provisions of Subtitle 6 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, and the provisions of subparagraphs (a) and (b) of this Section 6.15 shall be in substitution for and to the exclusion of said Subtitle 6 of Title 3.~~

~~(d)   Except as otherwise provided in this Section 6.15, the Trust may effect any merger or consolidation in accordance with applicable law.~~

8.1 Duration of Trust.  The duration of the Trust shall be perpetual; provided, however, the Trust may be terminated at any time by the affirmative vote at a meeting of Shareholders ~~of~~ in accordance with the ~~holders of Shares representing two-thirds of the total number of Shares then outstanding and entitled to vote thereon.~~provisions of Section 6.9.

8.3   Amendment Procedure.   If any such amendment is declared advisable and approved by a majority of the Trustees (including a majority of the Independent Trustees), this Declaration may be amended (except that the provisions governing the personal liability of the Shareholders, Trustees and of the officers, employees and agents of the Trust and the prohibition of assessments upon Shareholders may not be amended in any respect that could increase the personal liability of such Shareholders, Trustees or officers, employees and agents of the Trust) at a meeting of Shareholders by holders of Shares representing:

(a)   the lesser, as permitted by applicable law, of (x) the affirmative vote of a majority of the votes cast on the matter, or (y) the affirmative vote of holders of a majority of all Shares entitled to cast a majority of all the votes entitled to be cast on the matter, if such amendment shall first have been approved by vote of not fewer than seventy-five percent (75%) of the Trustees then in office, including not fewer than seventy-five percent (75%) of the Independent Trustees then in office; and

(b)   the affirmative vote of holders of Shares entitled to cast at least seventy-five percent (75%) of all the votes entitled to be cast on the matter, unless clause (a) is applicable to such amendment.

provided that the affirmative vote of holders of Shares entitled to cast at least seventy-five percent (75%) of all the votes entitled to be cast on the matter shall be required ~~majority (or, with respect to amendments of Article V, amendments to the provisions of Section 8.1, amendments to this Section 8.3 that would reduce the percentage vote required to approve any amendments to this Declaration, and with respect to amendments inconsistent with~~ Section ~~Sections 2.1, 6.14 and 6.15., seventy-five percent (75%)) of the total number of votes authorized to be cast in respect of Shares then outstanding and entitled to vote thereon.~~ Two-thirds of the Trustees may, after fifteen (15) days written notice to the Shareholders, also amend this Declaration without the vote or consent of Shareholders if in good faith they deem it necessary to conform this Declaration to the requirements of the REIT Provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing to do so. Actions by the Trustees pursuant to Section 1.1, Section 6.1, or Section 9.6(a) that result in an amendment to this Declaration shall be effected without the vote or consent of Shareholders.

APPENDIX C

SET FORTH BELOW IS TEXT THAT WILL BE ADDED AS A NEW CLAUSE (aa) OF SECTION 3.2 OF OUR DECLARATION OF TRUST AND THE CURRENT CLAUSE (aa) OF SUCH SECTION 3.2 WILL BE RELETTERED AS CLAUSE (bb)

(aa)   subject to an express provision to the contrary in the terms of any class or series of Shares hereafter authorized, to divide or combine the outstanding shares of any class or series of Shares, without a vote of shareholders; and

APPENDIX D

SET FORTH BELOW IS TEXT THAT WILL BE ADDED AS A NEW SECTION 7.12 OF OUR DECLARATION OF TRUST IMMEDIATELY FOLLOWING SECTION 7.11

7.12.   Indemnification of the Trust.   Each shareholder will indemnify and hold harmless the Trust from and against all costs, expenses, penalties, fines and other amounts, including, without limitation, attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s breach of any provision of this Declaration or the Bylaws, including, without limitation, Section 6.14, and shall pay such sums to the Trust upon demand, together with interest on such amounts, which interest will accrue at the lesser of 15% per annum and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of repayment by the Trust.

APPENDIX E

THE TEXT OF CLAUSE (d) OF SECTION 5.2 OF OUR DECLARATION OF TRUST WILL BE DELETED IN ITS ENTIRETY AND THE WORD “RESERVED” WILL BE SUBSTITUTED FOR SUCH TEXT. SET FORTH BELOW IS THE PROPOSED CHANGE TO CLAUSE (d) OF SECTION 5.2. WORDS THAT ARE IN BOLD AND DOUBLE UNDERLINED WILL BE ADDED AND WORDS THAT ARE CROSSED OUT WILL BE DELETED.

5.2   Prohibited Investments and Activities.   The Trustees shall not engage in any of the following practices or activities:

. . . .

(d)   [reserved]; ~~issuing Securities that are redeemable at the option of the holders thereof;~~

HRPT Properties Trust
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 15, 2007
9:30 a.m.
400 Centre Street
Newton, MA 02458

HRPT Properties Trust
[Logo of HRPT	400 Centre Street
Properties Trust]	Newton, MA 02458	proxy

This proxy is solicited on behalf of the Board of Trustees for use at the Annual Meeting on May 15, 2007.

The undersigned shareholder of HRPT Properties Trust, a Maryland real estate investment trust, or the Company, hereby appoints John A. Mannix, Adam D. Portnoy and Barry M. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at the company’s offices at 400 Centre Street, Newton, Massachusetts on Tuesday, May 15, 2007 at 9:30 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders and of the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE NOMINEE FOR TRUSTEE UNDER ITEM 1 AND “FOR” THE PROPOSAL IN EACH OF ITEMS 2, 3, 4, 5, 6 AND 7. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

See reverse for voting instructions.

The Board of Trustees Recommends a Vote FOR the Proposals.

1. To elect one trustee in Group III to our board.	Nominee: Patrick F. Donelan	☐ Vote FOR this nominee	☐ Vote WITHHELD from this nominee

2. To approve amendments to the declaration of trust that will change the required shareholder vote and manner of voting for certain actions and provide that the required shareholder vote necessary for the election of trustees or to take certain other actions shall be as set in our bylaws.

☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN

3. To approve amendments to the declaration of trust that will change the required shareholder vote for certain amendments to our declaration of trust, for certain business combinations or for termination of the trust.

☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN

4. To approve an amendment to the declaration of trust that, subject to an express provision in the terms of any class or series of shares of beneficial interest, would authorize the board to divide or combine the outstanding shares of any class or series of shares of beneficial interest without a shareholder vote.

☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN

5. To approve an amendment to the declaration of trust to explicitly provide that any shareholder that violates the declaration of trust or bylaws will indemnify and hold the company harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation together with interest on such amounts.

☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN
6. To approve an amendment to the declaration of trust that would permit issuance of securities which are redeemable at the option of the holders.	☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN

7. To approve the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Items 1, 2, 3, 4, 5 or 6.

☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN

8. In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.